Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-215250, 333-166999) and Form S-3 (No.333-217267, 333-215249 and 333-202899) of General

Moly, Inc. of our report dated March 21, 2019 relating to the financial statements, which appears in this Form 10-K.

Denver, CO
March 21, 2019